EXECUTION COPY

June 8, 2011

To:	Brookdale Senior Living Inc.
111 Westwood Place, Suite 400
Brentwood, TN  37027
Attn:  T. Andrew Smith.
Telephone:  (615) 564-8033
Email:  andysmith@brookdaleliving.com
Facsimile:  (615) 564-8204

From:	RBC Capital Markets, LLC
as agent for Royal Bank of Canada
3 World Financial Center – 8th Floor
200 Vesey Street
New York, NY 10006-1404
Telephone:	212-858-7000
Facsimile:	212-428-3053

Re:	Base Issuer Warrant Transaction
(Transaction Reference Number:__________________)

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Royal Bank of Canada (“Dealer”) and Brookdale Senior Living Inc. (“Issuer”).  This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

Disclosure of Agency Relationship

Dealer has appointed, as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting, on Dealer’s behalf, a business in privately negotiated transactions in options and other derivatives.  You hereby are advised that Dealer, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products.

1.      This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern.  For purposes of the Equity Definitions, each reference herein to a Warrant shall be deemed to be a reference to a Call Option or an Option, as context requires.

This Confirmation evidences a complete and binding agreement between Dealer and Issuer as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement as if Dealer and Issuer had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein.  In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

2.           The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions.  The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	June 8, 2011

Effective Date:	June 14, 2011, or such other date as agreed between the parties, subject to Section 8(o) below

Components:
The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and Expiration Date set forth in this Confirmation.  The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European

Warrant Type:	Call

Seller:	Issuer

Buyer:	Dealer

Shares:	The common stock of Issuer, par value USD 0.01 per share (Ticker Symbol: “BKD”).

Number of Warrants:	For each Component, as provided in Annex A to this Confirmation.

Warrant Entitlement:	One Share per Warrant

Strike Price:	As provided in Annex A to this Confirmation.

Premium:	As provided in Annex A to this Confirmation.

Premium Payment Date:	The Effective Date

Exchange:	New York Stock Exchange

Related Exchange:	All Exchanges

Procedures for Exercise:

In respect of any Component:

Expiration Time:	Valuation Time

Expiration Date:
As provided in Annex A to this Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, Dealer may elect in its discretion that the Final Disruption Date shall be the Expiration Date (irrespective of whether such date is an Expiration Date in respect of any other Component for the Transaction) and, notwithstanding anything to the contrary in this Confirmation or the Definitions, the VWAP Price for such Expiration Date shall be the prevailing market value per Share determined by the

Calculation Agent in a commercially reasonable manner.  Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may determine that such Expiration Date is a Disrupted Day only in part, in which case (i) the Calculation Agent shall make adjustments to the Number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component, and (ii) the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event on such day.  Any Scheduled Trading Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be a Scheduled Trading Day; if a closure of the Exchange prior to its normal close of trading on any Scheduled Trading Day is scheduled following the date hereof, then such Scheduled Trading Day shall be deemed to be a Disrupted Day in full.  Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring in respect of an Expiration Date. “Final Disruption Date” has the meaning provided in Annex A to this Confirmation.

Market Disruption Event:
Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:
Any event that Dealer, based on advice of counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures, for Dealer to refrain from or decrease any market activity in connection with the Transaction. Dealer shall notify Issuer as soon as reasonably practicable that a Regulatory Disruption has occurred and the Expiration Dates affected by it.

Automatic Exercise:
Applicable; and means that the Number of Warrants for each Component will be deemed to be automatically exercised at the Expiration Time on the Expiration Date for such Component unless Dealer notifies Seller (by telephone or in writing) prior to the Expiration Time on the Expiration Date that it does not wish Automatic Exercise to occur, in which case Automatic Exercise will not apply.

Issuer’s Telephone Number
and Telex and/or Facsimile Number
and Contact Details for purpose of
Giving Notice:	To be provided by Issuer.

Settlement Terms:

In respect of any Component:

Settlement Currency:	USD

Settlement Method Election:
Applicable; provided that (i) references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Net Share Settlement”; (ii) Issuer may elect Cash Settlement, in whole or in part, only if Issuer represents and warrants to Dealer in writing on the date of such election that (A) Issuer is not in possession of any material non-public information regarding Issuer or the Shares, (B) Issuer is electing Cash Settlement in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, and (C) the assets of Issuer at their fair valuation exceed the liabilities of Issuer (including contingent liabilities), the capital of Issuer is adequate to conduct the business of Issuer, and Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature; (iii) subject to clause (ii) above, Issuer may specify in its settlement election notice a Cash Percentage of 100% (in which case Cash Settlement only shall apply), a Cash Percentage of 0% (in which case Net Share Settlement only shall apply) or a Cash Percentage greater than 0% and less than 100% (in which case a combination of Cash Settlement and Net Share Settlement shall apply); and (iv) the same election with respect to the Cash Percentage shall apply to each Component and Expiration Date hereunder.

Electing Party:	Issuer

Settlement Method Election Date:	The third Scheduled Trading Day immediately preceding the first Expiration Date.

Share Percentage:	The percentage obtained by subtracting the Cash Percentage specified or deemed specified from 100%.

Default Settlement Method:	Net Share Settlement, with a Cash Percentage of zero deemed specified.

Net Share Settlement:
If Net Share Settlement is applicable, then on the relevant Settlement Date, Issuer shall deliver to Dealer a number of Shares equal to the Number of Shares to be Delivered for such Settlement Date to the account specified by Dealer and cash in lieu of any fractional shares valued at the VWAP Price on the Valuation Date corresponding to such Settlement Date.

Number of Shares to be Delivered:
In respect of any Exercise Date, subject to the last sentence of Section 9.5 of the Equity Definitions, (A) the product of (i) the number of Warrants exercised or deemed exercised on such Exercise Date, (ii) the Warrant Entitlement and (iii) the excess, if any, of the VWAP Price on the Valuation Date occurring in respect of such Exercise Date over the Strike Price (clause (A), the “Net Share Settlement Amount”) multiplied by (B) the Share Percentage divided by (C) such VWAP Price.

The Number of Shares to be Delivered shall be delivered by Issuer to Dealer no later than noon (local time in New York City) on the relevant Settlement Date.

VWAP Price:	For any Valuation Date, the Rule 10b-18 dollar volume weighted average price per Share for such Valuation Date based on transactions executed during such Valuation Date, as reported on

Bloomberg Page “BKD.N Equity AQR [SEC]” (or any successor thereto) or, in the event such price is not so reported on such Valuation Date for any reason or is manifestly incorrect, as reasonably determined by the Calculation Agent using a volume weighted method.

Cash Settlement:
If Cash Settlement is applicable, on the relevant Cash Settlement Payment Date, Issuer shall pay to Dealer an amount of cash in USD equal to the Net Share Settlement Amount for the related Exercise Date multiplied by the Cash Percentage.

Other Applicable Provisions:
To the extent Net Share Settlement is applicable, the provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Adjustments:

In respect of any Component:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Dividend:
Any Dividend (i) that has an ex-dividend date occurring on or after the Trade Date and on or prior to the date on which Issuer satisfies all of its delivery obligations hereunder and (ii) the amount or value of which differs from the Ordinary Dividend Amount for such Dividend, as determined by the Calculation Agent.

Dividend:	Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Sections 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions).

Ordinary Dividend Amount:	USD 0.00.

Extraordinary Events:

Consequences of Merger Events:

(a)	Share-for-Share:	Modified Calculation Agent Adjustment

(b)	Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c)	Share-for-Combined:	Cancellation and Payment (Calculation Agent Determination)

Tender Offer:	Applicable

Consequences of Tender Offers:

(a)	Share-for-Share:	Modified Calculation Agent Adjustment

(b)	Share-for-Other:
Cancellation and Payment (Calculation Agent Determination) on that portion of the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

(c)	Share-for-Combined:	Modified Calculation Agent Adjustment

Modified Calculation
Agent Adjustment:	For greater certainty, the definition of “Modified Calculation Adjustment” in Sections 12.2 and 12.3 of the Equity Definitions shall be amended by adding the following italicized language to the stipulated parenthetical provision:  “(including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction from the Announcement Date to the Merger Date (Section 12.2) or Tender Offer Date (Section 12.3))”. If, in respect of any Merger Event to which Modified Calculation Agent Adjustment applies, the adjustments to be made in accordance with Section 12.2(e)(i) of the Equity Definitions would result in Issuer being different from the issuer of the Shares, then with respect to such Merger Event, as a condition precedent to the adjustments contemplated in Section 12.2(e)(i) of the Equity Definitions, Dealer, the Issuer of the Affected Shares and the entity that will be the Issuer of the New Shares shall, prior to the Merger Date, have entered into such documentation containing representations, warranties and agreements relating to securities law and other issues as requested by Dealer that Dealer has determined, in its reasonable discretion, to be reasonably necessary or appropriate to allow Dealer to continue as a party to the Transaction, as adjusted under Section 12.2(e)(i) of the Equity Definitions, and to preserve its hedging or hedge unwind activities in connection with the Transaction in a manner compliant with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, and if such conditions are not met or if the Calculation Agent determines that no adjustment that it could make under Section 12.2(e)(i) of the Equity Definitions will produce a commercially reasonable result, then the consequences set forth in Section 12.2(e)(ii) of the Equity Definitions shall apply.

New Shares:
In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) thereof shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)”.

Nationalization, Insolvency
or Delisting:
Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

(a)      Change in Law:                                   Applicable

(b)      Failure to Deliver:                               Applicable

(c)      Insolvency Filing:                               Applicable

(d)      Hedging Disruption:                           Applicable

(e)       Increased Cost of Hedging:               Applicable

(f)       Loss of Stock Borrow:                          Applicable

Maximum Stock Loan Rate:	As provided in Annex A to this Confirmation.

(g)   Increased Cost of Stock Borrow:      Applicable

Initial Stock Loan Rate:	As provided in Annex A to this Confirmation.

Hedging Party:	Dealer for all applicable Potential Adjustment Events and Extraordinary Events

Determining Party:	Dealer for all applicable Extraordinary Events

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3.      Calculation Agent:                                   Dealer.  Following any determination or calculation by the Calculation Agent, upon a written request by Issuer, Calculation Agent, will provide to Issuer by e-mail to the e-mail address provided by Issuer in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail such determination or calculation, including, where applicable, a description of the methodology and data applied, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models used by it for such determination or calculation.

4.      Account Details:

Dealer Payment/Delivery Instructions:	Royal Bank of Canada
JP Morgan Chase NY (CHASUS33)
ABA # xxx-xx0-021
Royal Bank of Canada (ROYCUS3X)
A/C # xxx-x-xx3363
Ref:  US Transit
A/C xxx-x499

Account for delivery of Shares: To be advised.

Issuer Payment Instructions:	Bank name: Bank of America, NA
Routing number:  xxxxx9593
Account name:  Brookdale Senior Living, Inc.
Account number:  xxxxxx8396

5.   Offices:

The Office of Dealer for the Transaction is: New York

RBC Capital Markets, LLC
World Financial Center
200 Vesey Street
New York, New York 10281-8098
Telephone:               212-858-7000

The Office of Issuer for the Transaction is: Inapplicable; Issuer is not a Multibranch Party

6.           Notices: For purposes of this Confirmation:

(a)           Address for notices or communications to Issuer:

To:	Brookdale Senior Living Inc.
111 Westwood Place, Suite 400
Brentwood, TN  37027
Attn:	T. Andrew Smith.
Telephone:	(615) 564-8033

Email:	andysmith@brookdaleliving.com
Facsimile:	(615) 564-8204

(b)           Any notice or other communication required or permitted to be given to Dealer (for matters other than operational matters) with respect to this Confirmation shall be delivered in person or given by facsimile transmission to Dealer at the following address:

Trade Affirmations and Settlements:
RBC Capital Markets, LLC
Attn: Structured Derivatives Documentation
Three World Financial Center
200 Vesey Street
New York, NY 10006-1404 USA
Facsimile Number:           +1-212-858-7033
e-Mail Address:               geda@rbccm.com

Trade Confirmations:
RBC Capital Markets, LLC
Attn: Structured Derivatives Documentation
Three World Financial Center
200 Vesey Street
New York, NY 10281-1021 USA
Facsimile Number:           +1-212-428-3053
e-Mail Address:               SDD@rbccm.com

7.      Representations, Warranties and Agreements:

(a)           In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Issuer represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i)           On the Trade Date, and as of the date of any election by Issuer of the Share Termination Alternative under (and as defined in) Section 8(a) below, (A) Issuer is not aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and other documents filed by Issuer with the Securities and Exchange Commission since (and including) the most recently filed annual report pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)           Without limiting the generality of Section 13.1 of the Equity Definitions, Issuer acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii)           Prior to the Trade Date, Issuer shall deliver to Dealer a resolution of Issuer’s board of directors authorizing the Transaction.

(iv)           Issuer is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(v)           Issuer is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vi)           On the Trade Date, (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(vii)           Issuer shall not take any action to decrease the number of Available Shares below the Capped Number (each as defined below).

(viii)           [reserved]

(ix)           Issuer understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any Affiliate of Dealer or any governmental agency.

(x)           During the period starting on the first Expiration Date and ending on the last Expiration Date (the “Settlement Period”), the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares will not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”).

(xi)           On each day during the Settlement Period, neither Issuer nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer.

(xii)           The Shares of Issuer initially issuable upon exercise of the Warrant (the “Warrant Shares”) have been reserved for issuance by all required corporate action of Issuer.  The Warrant Shares have been duly authorized and, when delivered against payment therefor (which may include Net Share Settlement in lieu of cash) and otherwise as contemplated by the terms of the Warrant following the exercise of the Warrant in accordance with the terms and conditions of the Warrant, will be validly issued, fully-paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights  and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(xiii)           Issuer is not aware of any state or local (including non-U.S. jurisdictions) or non-U.S. federal law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares.

(b)           Each of Dealer and Issuer agrees and represents that it is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended.

(c)           Each of Dealer and Issuer acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof.  Accordingly, Dealer represents and warrants to Issuer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)           Issuer agrees and acknowledges that Dealer is a “financial institution,”  “swap participant” and “financial participant”  within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).  The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and

(B) the Agreement is a “master netting agreement” and each of the parties thereto is a “master netting agreement participant”, each as defined in the Bankruptcy Code, (C) a party’s right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party constitutes a “contractual right… to cause the liquidation, termination or acceleration” of the Transaction as described in the Bankruptcy Code and (D) Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(e)           Issuer shall deliver to Dealer an opinion of counsel, dated as of the Effective Date and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement and such other matters as Dealer may reasonably request.

(f)           For the purpose of Section 3(f) of the Agreement, Dealer represents that it is a United States branch of a foreign person for United States federal income tax purposes.  Dealer will deliver to Issuer a United States Internal Revenue Service Form W-8ECI or any successor of such form: (i) before the first payment date under this Confirmation; (ii) promptly upon reasonable demand by the Issuer; and (iii) promptly upon learning that any such form previously provided has become obsolete or incorrect.  Dealer will not own (actually or constructively, as determined under Treasury Regulation section 1.897-9T(b)), Warrants that have an aggregate fair market value, on any date that it acquires any such Warrants, that exceeds the fair market value of five percent of the Common Stock on such date.  Dealer does not own any other interests in the Issuer that are not regularly traded within the meaning of Treasury Regulation section 1.897-9T (other than interests solely as a creditor) that were separately acquired with a principal purpose of avoiding the "5 percent limitation" described in Treasury Regulation section 1.897-9T (generally determined by comparing the value of such interests to the fair market value of the Common Stock on the date of acquisition of the interest), and will not separately acquire such interests with such a purpose during the term of the Warrants.   Dealer agrees to confirm the foregoing representations in writing, if requested by the Issuer, at the time of any payment or settlement hereunder.  Assuming Dealer's compliance with its obligations hereunder, Issuer currently has no intention to withhold on any payments or deliveries hereunder under section 1445 of the Internal Revenue Code of 1986, as amended ("FIRPTA Tax"), absent any Change in Law. Dealer agrees that, to the extent Issuer is required to withhold FIRPTA Tax with respect to payments or deliveries hereunder, Dealer will use reasonable best efforts to obtain a credit or refund in the amount of such FIRPTA Tax and pay to Issuer the amount of such credit or refund, provided that Issuer has delivered to Dealer a copy of Internal Revenue Service Form 8288-A or any successor form required in order for Dealer to obtain such credit or refund.

8.  Other Provisions:

(a)           Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  If Issuer shall owe Dealer any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Issuer shall have the right, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 9:30 A.M. New York City time on the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of another Extraordinary Event, as applicable (“Notice of Share Termination”); provided that if Issuer does not elect to satisfy its Payment Obligation by the Share Termination Alternative, Dealer shall have the right, in its sole discretion, to elect to require Issuer to satisfy its Payment Obligation by the Share Termination Alternative, notwithstanding Issuer’s failure to elect or election to the contrary; and provided further that Issuer shall not have the right to so elect (but, for the avoidance of doubt, Dealer shall have the right to so elect) in the event of (i) an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Issuer is the Defaulting Party or a Termination Event in which Issuer is the Affected Party, which Event of Default or Termination Event resulted from an event or events within Issuer’s control.  Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of another Extraordinary Event, as applicable:

Share Termination Alternative:
Applicable and means that Issuer shall deliver to Dealer the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery
Property:	A number of Share Termination Delivery Units, as calculated by the Calculation

Agent, equal to the Payment Obligation divided by the Share Termination Unit Price.  The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:
The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Issuer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:
In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer, as applicable.  If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:
If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Seller is the issuer of the Shares or any portion of the Share Termination Delivery Units) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”.

(b)           Private Placement Procedures.  (i)  If, in the reasonable judgment of Dealer, for any reason, any Shares or any securities of Issuer or its affiliates comprising any Share Termination Delivery Units deliverable to Dealer hereunder (any such Shares or securities, “Delivered Securities”) would not be immediately freely transferable by Dealer under Rule 144 under the Securities Act, then the provisions set forth in this Section 8(b) shall apply.  In such event, Issuer shall deliver additional Delivered Securities so that the value of such Delivered Securities, as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Delivered Securities that would otherwise be deliverable if such Delivered Securities were freely tradeable (without prospectus delivery) upon receipt by Dealer (such value, the “Freely Tradeable Value”).  (For the avoidance of doubt, as used in this paragraph (b) only, the term “Issuer” shall mean the issuer of the relevant securities, as the context shall require.)  Upon Issuer’s request at the time that this Section 8(b) is applicable, Dealer shall negotiate in good faith regarding modifications to this Section 8(b) to contemplate resale of Delivered Securities on a registered basis (which, for the avoidance of doubt, shall not include any private placement liquidity discount).

(ii) (A)                      Dealer (or an Affiliate of Dealer designated by Dealer) and any potential institutional purchaser of any such Delivered Securities from Dealer or such Affiliate identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to Issuer customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(B)           Dealer (or an Affiliate of Dealer designated by Dealer) and Issuer shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Delivered Securities by Issuer to Dealer or such Affiliate and the private resale of such shares by Dealer or such Affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer and Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its Affiliates and Issuer, shall provide for the payment by Issuer of all expenses in connection with such resale, including all fees and expenses of counsel for Dealer, shall contain representations, warranties and agreements of Issuer reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use best efforts to provide for the delivery of accountants’ “comfort letters” to Dealer or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares; and

(C)           Issuer agrees that any Delivered Securities so delivered to Dealer, (i) may be transferred by and among Dealer and its Affiliates, and Issuer shall effect such transfer without any further action by Dealer and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed with respect to such Delivered Securities, Issuer shall promptly remove, or cause the transfer agent for such Shares or securities to remove, any legends referring to any such restrictions or requirements from such Delivered Securities upon delivery by Dealer (or such Affiliate of Dealer) to Issuer or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(D)           Issuer shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Issuer to Dealer (or any affiliate designated by Dealer) of the Shares or Share Termination Delivery Units, as the case may be, or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Shares or Share Termination Delivery Units, as the case may be, by Dealer (or any such affiliate of Dealer).

(c)           Make-whole. Dealer or its affiliate may sell such Shares or Share Termination Delivery Units, as the case may be, during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Shares or Share Termination Delivery Units, as the case may be, and ending on the Exchange Business Day on which Dealer completes the sale of all such Shares or Share Termination Delivery Units, as the case may be, or a sufficient number of Shares or Share Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales exceed the Freely Tradeable Value (such amount of the Freely Tradeable Value, the “Required Proceeds”).  If any of such delivered Shares or Share Termination Delivery Units remain after such realized net proceeds exceed the Required Proceeds, Dealer shall return such remaining Shares or Share Termination Delivery Units to Issuer.  If the Required Proceeds exceed the realized net proceeds from such resale, Issuer shall transfer to Dealer by the open of the regular trading session on the Exchange on the Exchange Business Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares or Share Termination Delivery Units, as the case may be, (“Make-whole Shares”) in an amount that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a dollar value equal to the Additional Amount.  The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this Section 8(c).  This provision shall be applied successively until the Additional Amount is equal to zero, subject to Section 8(e).

(d)           Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or shall be deemed to receive, any Shares in connection with this Transaction if, immediately upon giving effect to such receipt of such Shares, (i) Dealer’s Beneficial Ownership would be equal to or greater than 9% of the outstanding Shares, (ii) Dealer, or any “affiliate” or “associate” of Dealer, would be an “interested stockholder” of Issuer, as all such terms are defined in Section 203 of the Delaware General Corporation Law, (iii) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any federal, state or local (including non-U.S.) laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a local, state, federal, or non-U.S. regulator, but excluding any reporting obligations on Form 13D or Form 13G under the Exchange Act) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Issuer or any contract or agreement to which Issuer is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination, or (iv) the Warrant Equity Percentage exceeds 14.5% (each of clause (i), (ii), (iii) and (iv) above, an “Ownership Limitation”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of an Ownership Limitation, Dealer’s right to receive such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Issuer that such delivery would not result in any of such Ownership Limitations being breached.  The “Warrant Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the product of the Number of Warrants and the Warrant Entitlement and (2) the aggregate number of Shares underlying any other warrants purchased by Dealer from Issuer, and (B) the denominator of which is the number of Shares outstanding.  “Dealer’s Beneficial Ownership” means the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder (collectively, “Section 13”)) of Shares, without duplication, by Dealer, together with any of its affiliates or other person subject to aggregation with Dealer under Section 13 for purposes of “beneficial ownership”, or by any “group” (within the meaning of Section 13) of which Dealer is or may be deemed to be a part (Dealer and any such affiliates, persons and groups, collectively, “Dealer Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such number).  Notwithstanding anything in the Agreement or this Confirmation to the contrary, Dealer (or the affiliate designated by Dealer pursuant to Section 8(l) below) shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Shares that Dealer (or such affiliate) is not entitled to receive at any time pursuant to this Section 8(d), until such time as such Shares are delivered pursuant to this Section 8(d).

(e)           Limitations on Settlement by Issuer.  Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Issuer be required to deliver Shares in connection with the Transaction in excess of the Capped Number of Shares (as provided in Annex A to this Confirmation), subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Definitions resulting from actions of Issuer or events within Issuer’s control (the “Capped Number”).  Issuer represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares of the Issuer that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”).  In the event Issuer shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(e) (the resulting deficit, the “Deficit Shares”), Issuer shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Issuer or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (iii) Issuer additionally authorizes any unissued Shares that are not reserved for other transactions.  Issuer shall immediately notify Dealer of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

(f)           Right to Extend.  Dealer may postpone any Exercise Date or Settlement Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares to be Delivered with respect to one or more Components), if Dealer determines, in its reasonable discretion, that such extension is reasonably necessary or appropriate to (i) preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market, the stock loan market or any other relevant market or (ii) to enable Dealer to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

(g)           Equity Rights.  Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Issuer’s bankruptcy.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Issuer’s bankruptcy to any claim arising as a result of a breach by Issuer of any of its obligations under this Confirmation or the Agreement.  For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Issuer herein under or pursuant to any other agreement.

(h)           Amendments to Equity Definitions.  The following amendments shall be made to the Equity Definitions:

(i)           Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “material”; and adding the phrase “or the Transaction” at the end of the sentence.

(ii)           The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material effect on the theoretical value of the relevant Shares or options on the Shares and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and, the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative” and the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;

(iii)           Section 11.2(e)(vii) of the Equity Definitions are hereby amended by deleting the words “may have a diluting or concentrative” and replacing them with “that is the result of a corporate event involving the Issuer and that may have a material” and adding the phrase “or the Transaction” at the end of the sentence;

(iv)           Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of  the ISDA 2002 Master Agreement with respect to that Issuer.”;

(v)           Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (A) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and (B) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(vi)           Section 12.9(b)(v) of the Equity Definitions is hereby amended by (A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (B)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) replacing in the penultimate sentence the words “either party” with “the Hedging Party” and (4) deleting clause (X) in the final sentence.

(i)           Transfer and Assignment.  Dealer may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to a leading equity derivatives dealer without the consent of Issuer or to any other person or entity with the prior written consent of Issuer, such consent not to be unreasonably withheld or delayed.  At any time at which any Ownership Limitation or a Hedging Disruption exists, if Dealer, in its discretion, is unable to effect a transfer or assignment to a third party after using its commercially reasonable efforts on pricing terms and within a time period reasonably acceptable to Dealer such that an Ownership Limitation or a Hedging Disruption, as the case may be, no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that such Ownership Limitation or Hedging Disruption, as the case may be, no longer exists.  In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(b) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Issuer shall be the sole Affected Party with respect to such partial termination and (iii) such portion of the Transaction shall be the only Terminated Transaction.

(j)           [reserved]

(k)           Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Issuer and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Issuer relating to such tax treatment and tax structure.

(l)           Designation by Dealer.  Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Issuer, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or to make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations.  Dealer shall be discharged of its obligations to Issuer to the extent of any such performance.

(m)          Additional Termination Events.  The occurrence of any of the following shall constitute an Additional Termination Event with respect to which the Transaction shall be the sole Affected Transaction and Issuer shall be the sole Affected Party; provided that with respect to any Additional Termination Event, Dealer may choose to treat part of the Transaction as the sole Affected Transaction, and, upon the termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:

(i)            Dealer reasonably determines that it is advisable to terminate a portion of the Transaction so that Dealer’s related hedging activities will comply with applicable securities laws, rules or regulations or related policies and procedures of Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer);

(ii)            any Person (as defined below), other than Issuer or its subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Person has become the direct or indirect ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of Issuer’s common equity representing more than 50% of the voting power of Issuer’s common equity; provided that a filing that would otherwise result in an Additional Termination Event pursuant to this clause (ii) will not constitute an Additional Termination Event if (x) the filing occurs in connection with a transaction in which Issuer’s common stock is replaced by the securities of another entity and (y) no filing of Schedule TO (or any schedule, form or report) is made or is in effect with respect to common equity representing more than 50% of the voting power of such other entity;

(iii)            consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of Issuer pursuant to which shares of Issuer’s common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Issuer and Issuer’s subsidiaries, taken as a whole, to any person other than one or more of Issuer’s subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions referred to for the purpose of this section as an “Event”) other than any Event where the holders of more than 50% of Issuer’s shares of common stock immediately prior to such Event own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving person or transferee or the parent thereof immediately after such Event with such holders’ proportional voting power immediately after such Event being in substantially the same proportions as their respective voting power before such Event;

(iv)           Issuer’s stockholders approve any plan or proposal for Issuer’s liquidation or dissolution; or

(v)           Issuer’s common stock ceases to be listed on at least one U.S. national securities exchange.

Notwithstanding the foregoing, a transaction set forth in clause (iii) above will not constitute an Additional Termination Event if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or Event consists of shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with the relevant transaction or Event.

“Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d) of the Exchange Act.

(n)           No Netting and Set-off.  Each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

(o)           Effectiveness.  If, prior to the Effective Date, Dealer reasonably determines that it is advisable to cancel the Transaction because of concerns that Dealer's related hedging activities could be viewed as not complying with applicable securities laws, rules or regulations, the Transaction shall be cancelled and shall not become effective, and neither party shall have any obligation to the other party in respect of the Transaction.

(p)           Waiver of Trial by Jury.  EACH OF ISSUER AND BUYER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR

RELATING TO THE TRANSACTION OR THE ACTIONS OF BUYER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(q)           Governing Law; Jurisdiction.  THIS CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(r)           Wall Street Transparency and Accountability Act.  In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Ownership Limitation, or Illegality (as defined in the Agreement)).

Issuer hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Issuer with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

ROYAL BANK OF CANADA
by its agent RBC Capital Markets, LLC

By:	/s/
Name:
Title:

By:
Name:
Title:

Agreed and Accepted By:

BROOKDALE SENIOR LIVING INC.

By:	/s/
Name:
Title:

Annex A

Strike Price:	USD 40.25

Premium:	USD 19,676,250

Final Disruption Date:	January 17, 2019

Maximum Stock Loan Rate:	200 basis points per annum

Initial Stock Loan Rate:	25 basis points per annum

Capped Number of Shares:	9,377,666

For each Component of the Transaction, the Number of Warrants and Expiration Date is set forth below.

Component Number	Number of Warrants	Expiration Date
1.	58,610	Thu-13-Sep-18
2.	58,610	Fri-14-Sep-18
3.	58,610	Mon-17-Sep-18
4.	58,610	Tue-18-Sep-18
5.	58,610	Wed-19-Sep-18
6.	58,610	Thu-20-Sep-18
7.	58,610	Fri-21-Sep-18
8.	58,610	Mon-24-Sep-18
9.	58,610	Tue-25-Sep-18
10.	58,610	Wed-26-Sep-18
11.	58,610	Thu-27-Sep-18
12.	58,610	Fri-28-Sep-18
13.	58,610	Mon-1-Oct-18
14.	58,610	Tue-2-Oct-18
15.	58,610	Wed-3-Oct-18
16.	58,610	Thu-4-Oct-18
17.	58,610	Fri-5-Oct-18
18.	58,610	Mon-8-Oct-18
19.	58,610	Tue-9-Oct-18
20.	58,610	Wed-10-Oct-18
21.	58,610	Thu-11-Oct-18
22.	58,610	Fri-12-Oct-18
23.	58,610	Mon-15-Oct-18
24.	58,610	Tue-16-Oct-18
25.	58,610	Wed-17-Oct-18
26.	58,610	Thu-18-Oct-18
27.	58,610	Fri-19-Oct-18
28.	58,610	Mon-22-Oct-18
29.	58,610	Tue-23-Oct-18
30.	58,610	Wed-24-Oct-18
31.	58,610	Thu-25-Oct-18
32.	58,610	Fri-26-Oct-18
33.	58,610	Mon-29-Oct-18
34.	58,610	Tue-30-Oct-18
35.	58,610	Wed-31-Oct-18

36.	58,610	Thu-1-Nov-18
37.	58,610	Fri-2-Nov-18
38.	58,610	Mon-5-Nov-18
39.	58,610	Tue-6-Nov-18
40.	58,610	Wed-7-Nov-18
41.	58,610	Thu-8-Nov-18
42.	58,610	Fri-9-Nov-18
43.	58,610	Mon-12-Nov-18
44.	58,610	Tue-13-Nov-18
45.	58,610	Wed-14-Nov-18
46.	58,610	Thu-15-Nov-18
47.	58,610	Fri-16-Nov-18
48.	58,611	Mon-19-Nov-18
49.	58,611	Tue-20-Nov-18
50.	58,611	Wed-21-Nov-18
51.	58,611	Fri-23-Nov-18
52.	58,611	Mon-26-Nov-18
53.	58,611	Tue-27-Nov-18
54.	58,611	Wed-28-Nov-18
55.	58,611	Thu-29-Nov-18
56.	58,611	Fri-30-Nov-18
57.	58,611	Mon-3-Dec-18
58.	58,611	Tue-4-Dec-18
59.	58,611	Wed-5-Dec-18
60.	58,611	Thu-6-Dec-18
61.	58,611	Fri-7-Dec-18
62.	58,611	Mon-10-Dec-18
63.	58,611	Tue-11-Dec-18
64.	58,611	Wed-12-Dec-18
65.	58,611	Thu-13-Dec-18
66.	58,611	Fri-14-Dec-18
67.	58,611	Mon-17-Dec-18
68.	58,611	Tue-18-Dec-18
69.	58,611	Wed-19-Dec-18
70.	58,611	Thu-20-Dec-18
71.	58,611	Fri-21-Dec-18
72.	58,611	Mon-24-Dec-18
73.	58,611	Wed-26-Dec-18
74.	58,611	Thu-27-Dec-18
75.	58,611	Fri-28-Dec-18
76.	58,611	Mon-31-Dec-18
77.	58,611	Wed-2-Jan-19
78.	58,611	Thu-3-Jan-19
79.	58,611	Fri-4-Jan-19
80.	58,611	Mon-7-Jan-19